UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2021 (May 4, 2021))

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZGQ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on October 30, 2020 under the symbol HTZGQ.

Item 7.01	Regulation FD Disclosure.

On May 22, 2020 (the “Petition Date”), Hertz Global Holdings, Inc. (the “Company”, “HGH” or “we”), The Hertz Corporation (“THC”) and certain of their direct and indirect subsidiaries in the U.S. and Canada (collectively the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered for procedural purposes only under the caption In re The Hertz Corporation, et al., Case No. 20-11218 (MFW). Additional information about the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court, is available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC ("Prime Clerk"), a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference and does not constitute part of this Current Report on Form 8-K.

The Debtors filed with the Bankruptcy Court a proposed Joint Chapter 11 Plan of Reorganization of the Debtors, dated as of March 1, 2021, and a related proposed Disclosure Statement. The Debtors subsequently filed with the Bankruptcy Court a proposed First Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of March 29, 2021; a proposed Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of April 3, 2021; a proposed Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of April 10, 2021; a proposed Second Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, dated as of April 14, 2021 and April 15, 2021, respectively; a proposed Third Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of April 16, 2021; and a proposed Fourth Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors and a related proposed Disclosure Statement, in each case dated as of April 21, 2021, which Disclosure Statement the Debtors further updated on April 21, 2021. On April 22, 2021, the Debtors filed the solicitation version of the Fourth Modified Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors (the “Proposed Plan”), and the solicitation version of the Disclosure Statement (the “Disclosure Statement”).

The information contained in this Item 7.01shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously disclosed, on the Petition Date, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Code in the Bankruptcy Court, thereby commencing the Chapter 11 Cases for the Debtors. The cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 MFW.

The Disclosure Statement describes, among other things, the events leading to the Chapter 11 Cases; the Debtors’ contemplated financial restructuring (the “Restructuring”); the Proposed Plan; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the solicitation of votes to approve the Proposed Plan from certain of the Debtors’ stakeholders; certain risk factors related to the Proposed Plan; certain tax considerations; and certain other aspects of the Restructuring. The Disclosure Statement and solicitation procedures with respect to the Proposed Plan were approved by the Bankruptcy Court at a hearing held on April 21, 2021 and an order to that effect was entered on April 22, 2021. The Proposed Plan is now subject to a vote by the Debtors’ stakeholders and a subsequent confirmation hearing of the Bankruptcy Court, currently scheduled for June 10, 2021. In addition to approval by the Bankruptcy Court, consummation of the Proposed Plan remains subject to the satisfaction of other conditions as set forth therein.

Under the Proposed Plan, Centerbridge Partners, L.P., Warburg Pincus LLC, and Dundon Capital Partners, LLC (collectively, the “PE Sponsors”) and certain holders of over 85% of the Debtors’ unsecured notes (the “Supporting Noteholders,” and together with the PE Sponsors the “Plan Sponsors”) have committed to provide equity capital to fund the Debtors’ exit from Chapter 11 as reflected in definitive executed documents, including (1) an Equity Purchase and Commitment Agreement (the “EPCA”), (2) a Plan Support Agreement and (3) a Bridge Financing Commitment for Hertz International Ltd. (collectively, along with the Proposed Plan and the Disclosure Statement, the “Transaction Documents”). Under the Proposed Plan, the Debtors anticipate exiting from chapter 11 with approximately $2.2 billion of global liquidity (inclusive of capacity under the anticipated exit revolving credit facility) and only $1.3 billion in corporate debt (exclusive of ABS facilities and the exit revolving credit facility).

The Proposed Plan is supported by the Supporting Noteholders, which comprise the vast majority of creditors in the largest class of claims that are voting on the Proposed Plan, and the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases.

•	As set forth in the Transaction Documents, the Proposed Plan will raise approximately $3.873 billion in cash proceeds, comprised of:
	o	$565 million from the purchase of common stock in the reorganized Company by the Plan Sponsors at a per share price based on a 6.7% discount to the Proposed Plan equity value of approximately $4.525 billion (“Proposed Plan Equity Value”);
	o	$1.623 billion from the purchase of common stock (at the same purchase price for the common stock to be purchased by the Plan Sponsors, i.e. a 6.7% discount to Proposed Plan Equity Value) pursuant to the rights offering contemplated by the Plan, which the Plan Sponsors have committed to ensure is fully funded pursuant to the terms of the EPCA;
	o	$385 million from the purchase of convertible preferred stock by Plan Sponsors Centerbridge Partners, L.P. and Warburg Pincus LLC
▪ the preferred stock compounds quarterly at 4% per annum for the first three years after issuance, payable in kind, and without interest thereafter, has a conversion price based on a pre-conversion equity valuation of $4.826 billion, cannot be redeemed for the first three years (except in connection with certain change of control transactions), generally votes on an as-converted basis with shares of common stock, and is mandatorily convertible after the first anniversary of issuance based on a volume weighted average trading price formula; and
	o	$1.3 billion in proceeds from the anticipated new exit term loan facility.
•	Such cash proceeds will be used, in part, to provide the following distributions to the Company’s stakeholders pursuant to the terms of the Proposed Plan:
	o	administrative, priority and secured claims will be paid in cash in full;
	o	the holders of the Company's €725 million European Vehicle Notes will be paid in cash in full;
	o	the holders of claims with respect to the unsecured Senior Notes and holders of claims with respect to the letter of credit facility provided pursuant to the ALOC Credit Agreement, dated as of December 13, 2019, by and among Hertz, the lenders party thereto, and Goldman Sachs Mortgage Company, as administrative agent and issuing lender, (together with the Senior Notes, the “Unsecured Funded Debt”) will receive approximately 48.2% of the common stock in the reorganized Company and subscription rights to purchase an additional $1.623 billion of common stock in the reorganized entity;
	o	the holders of general unsecured claims will receive cash payments of not more than $550 million in the aggregate, which the Company estimates will provide a recovery of approximately 100 percent on account of the anticipated amount of allowed general unsecured claims; and

o	the Company’s existing equity will be cancelled and existing equity holders will receive their pro rata share of new six-year warrants to purchase, in the aggregate, 4% of the reorganized Company’s common stock, subject to certain conditions, with an exercise price to be determined based on an equity value of the Company of $6.1 billion (the “Proposed Warrants”).

The shares of common stock to be issued pursuant to the Proposed Plan described above, will be subject to dilution from, among other things, (1) the issuance of shares upon the conversion of the preferred stock, (2) the issuance of shares pursuant to the Proposed Warrants, and (3) shares that may be issued pursuant to a management incentive plan for at least 5% of the common stock of the reorganized Company.

In light of continuing interest from an alternative potential plan sponsorship group, consisting of Certares Opportunities LLC (“Certares”), Knighthead Capital Management, LLC (“Knighthead”), Apollo Capital Management, LP (“Apollo”), and certain of each of their affiliates (together with Certares, Knighthead, and Apollo, the “Alternative Sponsor Group”), on April 28, 2021 the Bankruptcy Court entered an order (the “Bid Procedures Order”) that, among other things, establishes bidding and auction procedures relating to the submission of alternative plan proposals.

On May 2, 2021, the Alternative Sponsor Group submitted an alternative plan proposal to the Debtors (the “Alternative Plan Proposal”) along with proposed alternative transaction documents (the “Alternative Transaction Documents”).

•	As set forth in the Alternative Transaction Documents, the Alternative Plan will raise approximately $7.089 billion in cash proceeds, comprised of:
	o	$2.929 billion from the purchase of common stock in the reorganized Company by the Alternative Sponsor Group and other third parties;
	o	$1.500 billion from the purchase of preferred stock arranged by Apollo;
	o	$1.360 billion from the purchase of common stock pursuant to a rights offering which the Alternative Sponsor Group and certain third parties have committed to ensure is fully funded pursuant to the Transaction Documents; and
	o	$1.300 billion in proceeds from the anticipated exit term loan facility.
•	Such cash proceeds will be used, in part, to provide the following distributions to the Company’s stakeholders:
	o	administrative, priority and secured claims will be paid in cash in full;
	o	the holders of the Company's €725 million European Vehicle Notes will be paid in cash in full;
	o	holders of Unsecured Funded Debt Claims will be paid in cash in full and eligible holders of such claims will have the right to purchase their pro rata share of the unsubscribed shares in the rights offering with an exercise price that is the same as the purchase price for the common stock to be purchased by the Alternative Sponsor Group;
	o	the holders of general unsecured claims will receive cash payments of not more than $550 million in the aggregate, which the Company estimates will provide a recovery of approximately 100 percent on account of the anticipated amount of allowed general unsecured claims; and
	o	the Company’s existing equity will be cancelled and existing equity holders will receive cash in an amount equal to $0.50 per share of their existing interest and their pro rata share of either (1) 10-year warrants for an aggregate of 10% of the reorganized Company, subject to certain conditions, with an exercise price to be determined based on an equity value of the Company of $6.5 billion (the “Alternative Warrants”), or (2) for eligible existing equity holders, the right to purchase shares of common stock in the rights offering with an exercise price that is the same as the purchase price for the common stock to be purchased by the Alternative Sponsor Group.

The subscription rights proposed to be provided pursuant to the Alternative Plan Proposal would offer eligible existing equity holders and, to the extent there are unsubscribed shares after the exercise of such rights by eligible existing equity holders, unsecured funded debt holders the right to purchase common stock at a per share price based on an Alternative Plan Proposal equity value of approximately $4.425 billion (“Alternative Plan Equity Value”). The Alternative Sponsor Groups’ commitment to directly purchase common stock of the reorganized Company is at the same per share price offered pursuant to the rights offering (i.e., at the Alternative Plan Equity Value), but the parties providing a backstop to the rights offering are entitled to a 10% backstop premium paid in common stock.

The shares of common stock to be issued pursuant to the Alternative Plan Proposal described above will be subject to dilution from, among other things, (1) the issuance of shares pursuant to the Alternative Warrants and (2) shares that may be issued pursuant to a management incentive plan for at least 5% of the common stock of the reorganized Company.

The preferred stock to be issued and purchased pursuant to the Alternative Plan Proposal would be issued at a 2% discount to stated value. Dividends on the preferred stock would be paid in cash as and if declared by the board of directors of the reorganized Company. Any portion of the dividends not paid in cash would automatically accrete to and increase the stated value of the preferred stock. Any failure to pay dividends in cash after the 42 month anniversary of issuance would be a “non-compliance event” subject to the provisions described below. The applicable dividend rate would be as follows:

•	prior to the second anniversary of issuance, 9% per annum;
•	after the second anniversary of issuance and on or prior to the third anniversary of issuance, for any portion paid in cash, 7% per annum and for any portion paid in kind, 9% per annum;
•	after the third anniversary of issuance and on or prior to the 42 month anniversary of issuance, for any portion paid in cash, 8% per annum and for any portion paid in kind, 10% per annum;
•	after the 42 month anniversary of issuance and on or prior to the four year anniversary of issuance, 9% per annum;
•	after the fourth anniversary of issuance and on or prior to the 54 month anniversary of issuance, for 10% per annum;
•	after the 54 month anniversary of issuance and on or prior to the five year anniversary of issuance, 11% per annum; and
•	after the fifth anniversary of issuance an amount equal to the sum of (a) 13% per annum and (b) the product of (x) 2% per annum multiplied by (y) the number of whole years elapsed since the fifth anniversary of issuance.

The preferred stock would be redeemable by the reorganized Company at any time at the greater of 100% of its accrued value and an amount necessary to generate a 1.3 times multiple on invested capital.

The preferred stock would include certain protective covenants related to, among other things, the reorganized Company’s capital structure and financial covenants that are consistent with the financial covenants included in the proposed exit term loan facility. If the reorganized Company fails to comply with such protective provisions, a “non-compliance event” would occur, which would trigger certain consequences set forth more fully in the terms of the preferred stock. This description of the terms of the preferred stock is not complete and is qualified in its entirety by reference to the term sheet for the preferred stock attached to this Form 8-K as Exhibit 99.1.

At a meeting of the board held on May 4, 2021, the Company determined that the Alternative Plan Proposal constitutes a “Superior Proposal” as that term is defined under the Debtors’ Equity Purchase and Commitment Agreement with the Plan Sponsors dated as of April 3, 2021 and approved by the Bankruptcy Court on April 22, 2021. Pursuant to the Bid Procedures Order, the Plan Sponsors have indicated that they intend to counter the Alternative Plan Proposal. An auction (the “Auction”) will be conducted on May 10, 2021. A hearing before the Bankruptcy Court to approve the results of the Auction along with supplemental solicitation materials, if any, will be conducted on May 14, 2021.

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Proposed Plan or the Alternative Plan Proposal. Information contained in the Proposed Plan, the Disclosure Statement, or described in this Current Report on Form 8-K is subject to change, whether as a result of additional amendments or supplements to the Proposed Plan or Disclosure Statement or otherwise. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity and potential financing sources; the bankruptcy process; our ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of Chapter 11 on the interests of various constituents; and the ability to confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 26, 2021, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Item 9.01      Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Preferred Stock Term Sheet

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION

(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date:  May 7, 2021